                                                                       Exhibit 5


                        Taft, Stettinius & Hollister LLP
                               1800 Firstar Tower
                                425 Walnut Street
                           Cincinnati, Ohio 45202-3957

                                 April 21, 1999



Securities & Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

         We have acted as counsel for The Kroll-O'Gara Company in connection with its filing of a Registration Statement on Form S-3 concerning the registration of up to 271,074 shares of Kroll-O'Gara's common stock, $.01 par value, to be sold by the selling shareholders identified in the Registration Statement.

         It is our opinion that the registration of the shares of common stock covered by the Registration Statement and the issuance of those shares by Kroll-O'Gara have been duly authorized by all necessary corporate action by Kroll-O'Gara and that the shares are legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus.

                                           Yours very truly,



                                           /s/ Taft, Stettinius & Hollister LLP